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                                   Exhibit 5

                               December 20, 1999


Wave Technologies International, Inc.
10845 Olive Boulevard, Suite 250
Saint Louis, Missouri 63141

     Re:  Shares of Common Stock to be Issued Under
          Wave Technologies International, Inc.
          Profit Sharing and 401(k) Plan and
          Employee Stock Purchase Plan
          Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 of Wave Technologies International, Inc., a Missouri corporation (the "Company"), to be filed with the Securities and Exchange Commission on December 20, 1999. This statement is filed for the purpose of registering under the Securities Act of 1933, 450,000 shares of Common Stock, par value $.50 per share ("Common Stock"), of the Company to be issued under the Wave Technologies International, Inc. Profit Sharing and 401(k) Plan ("401(k) Plan"). This statement is also filed for the purpose of registering under the Securities Act of 1933, 300,000 shares of Common Stock of the Company to be issued under the Wave Technologies International, Inc. Employee Stock Purchase Plan ("Stock Purchase Plan").

     We have examined the Articles of Incorporation, as amended and restated, the By-laws of the Company, as presently in effect, minutes of the applicable meetings of the Board of Directors and shareholders of the Company, or statements of unanimous consent in lieu of such meetings, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion.

     Based upon the foregoing, it is our opinion that all of the aforesaid 450,000 shares of Common Stock associated with the 401(k) Plan and all of the aforesaid 300,000 shares of Common Stock associated with the Stock Purchase Plan, as shall be issued from authorized stock of the Company and paid for as described in such Registration Statement, shall be, when so issued, legally issued, fully paid and non-assessable. We hereby consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                              Very truly yours,

                              HUSCH & EPPENBERGER, LLC